                                                                 EXHIBIT 4.9



                                  COMMON STOCK REGISTRATION RIGHTS AGREEMENT
                          (this "Agreement") dated as of June 9, 1997, by and among HEDSTROM HOLDINGS, INC., a Delaware corporation (the "Company"), and Credit Suisse First Boston Corporation ("CSFBC"), Societe Generale Securities Corporation and UBS Securities LLC (collectively, the "Initial Purchasers").

         The Company is offering for sale (the "Offering") 44,612 Units (the "Units"), consisting of $44,612,000 principal amount at maturity of the Company's 12% Senior Discount Notes Due 2009 (the "Notes") and 2,705,896 shares (the "Shares") of the Company's voting common stock, par value $0.01 per share (the "Common Stock");

         In connection with the Offering, the Initial Purchasers have entered into a purchase agreement of even date herewith (the "Purchase Agreement") with the Company to purchase the Units; and

         In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees, for the benefit of the holders of the Shares (including, without limitation, the Initial Purchasers) (collectively, the "Holders"), as follows:

         SECTION 1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Commission" means the Securities and Exchange Commission, or any successor agency or body performing substantially similar functions.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Issue Date" means the date on which the Units are initially issued in connection with the Offering.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Transfer Restricted Share" means each Share until the earliest of (i) such time as such Share has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement (as defined below), (ii) such time as such Share is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act and (iii) such time as such Share can be sold without registration under the Securities Act.

         SECTION 2. Shelf Registration. (a) The Company shall, at its cost and within 60 days of the Issue Date, file with the Commission a registration statement (the "Shelf Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Shares by the Holders thereof from time to time in accordance with the methods of distribution described in the Shelf Registration Statement and Rule 415 (or any successor provision) under the Securities Act. The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective on or before 180 days after the Issue Date; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Shares held by it covered by the Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

         (b) Subject to subsection (d) below, the Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders until the earlier of (i) such time as all the Shares have been sold thereunder and (ii) such time as none of the Shares are Transfer Restricted Shares. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Shares covered thereby not being able to offer and sell such Shares pursuant to the Shelf Registration Statement during that period, unless such action is permitted to be taken pursuant to this Agreement or is otherwise required by applicable law.

         (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) During any consecutive 365-day period, the Company shall be entitled to suspend the availability of the Shelf Registration Statement for up to two 45 consecutive-day periods if the Company's Board determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides notice to the Holders that such determination was made by the Company's Board; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

         SECTION 3. Registration Procedures. In connection with the registration of the Shares contemplated by Section 2 hereof (the "Shelf Registration"), the following provisions shall apply:

         (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is selling Shares pursuant to the Shelf Registration Statement, shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser may reasonably propose; and (ii) include the names of the Holders, who propose to sell Shares pursuant to the Shelf Registration Statement, as selling securityholders.

         (b) The Company shall give written notice to the Initial Purchasers and the Holders (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                 (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                 (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

                 (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                 (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                 (v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

         (c) The Company shall use its best efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement.

         (d) The Company shall furnish to each Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

         (e) The Company shall, for so long as the Shelf Registration Statement is effective, deliver to each Holder, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, and the Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Shares covered by the prospectus or any amendment or supplement thereto, included in the Shelf Registration Statement.

         (f) Prior to any public offering of the Shares pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders and their respective counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Shares; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (g) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Shares to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Shares pursuant to the Shelf Registration Statement.

         (h) Upon the occurrence of any event contemplated by clauses (ii) through (v) of subsection (b) above during the period for which the Company is required to maintain the effectiveness of the Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Shares, the prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers and the Holders in accordance with clauses (ii) through (v) of subsection (b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers and the Holders shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in

Section 2(b) hereof shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders shall have received such amended or supplemented prospectus pursuant to this subsection (h).

         (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration, and will make generally available to the Company's securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

         (j) The Company may require each Holder to furnish to the Company such information regarding the Holder and the distribution of the Shares to be sold by such Holder as the Company may from time to time reasonably request for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Shares of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

         (k) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of Shares in connection with the Shelf Registration.

         (l) The Company shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and
(ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by CSFBC and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof.

         (m) The Company, if requested by any Holder of Transfer Restricted Shares, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Shares in customary form addressed to such Holders and the Managing Underwriters (as defined below), if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in subsection (k) above; the due authorization and issuance, and the full payment and nonassessability, of the Shares and all other outstanding common stock of the Company; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Shares, or any agreement of the type referred to in subsection (k) above; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) their officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the Shares and (iii) their independent public accountants to provide to the selling Holders and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         (n) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Shares or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of such Conduct Rules, including, without limitation, by (i) if Rule 2720 thereto shall so require, engaging a "qualified independent underwriter" (as defined in Rule
2720) to participate in the preparation of the Shelf Registration Statement, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by the Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the sale price of the Shares, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Conduct Rules of the NASD.

         (o) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Shares.

         SECTION 4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof, whether or not the Shelf Registration Statement is filed or becomes effective, and shall bear or reimburse the Holders for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in interest of the Shares to act as counsel for the Holders in connection therewith, provided that such Holders shall be responsible for any and all (i) underwriting discounts and commissions and (ii) other out-of-pocket expenses of such Holders incurred in connection with the Shelf Registration.

         SECTION 5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Shares) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a prospectus relating to such Shares was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders if requested by such Holders.

         (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of their controlling persons.

         (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsections (a) or (b) above. In the case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (in which case, such indemnified party shall be entitled, at its option, to engage at the indemnifying party's cost, separate counsel reasonably satisfactory to the indemnifying party to act on behalf of all indemnified parties in connection with such action), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to

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such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsections (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the registration of the Shares pursuant to the Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this subsection (d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Shares pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection
(d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

         (e) The agreements contained in this Section 5 shall survive the sale of the Shares pursuant to a Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

         SECTION 7. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Shares, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Shares without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of

Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Shares identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Transfer Restricted Shares, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         SECTION 8. Underwritten Registrations. If any of the Transfer Restricted Shares covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (the "Managing Underwriters") will be selected by the Holders of a majority in interest of such Transfer Restricted Shares to be included in such offering, provided, that the Managing Underwriters must be reasonably satisfactory to the Issuers.

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Shares on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         SECTION 9.  Miscellaneous.

         (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and any waiver or consent to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in interest of the Shares affected by such amendment, modification, supplement, waiver or consent.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                 (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this subsection (b).

                 (2)  if to the Initial Purchasers, at the following address:

                                  Credit Suisse First Boston Corporation
                                  Eleven Madison Avenue
                                  New York, NY 10010
                                  Telephone:  (212) 325-2107
                                  Telecopy:  (212) 325-8029
                                  Attention:  Transactions Advisory Group

                 with a copy to:

                                  Cravath, Swaine & Moore
                                  Worldwide Plaza
                                  825 Eighth Avenue
                                  New York, NY 10019-7475
                                  Telephone:  (212) 474-1000
                                  Telecopy:  (212) 474-3700
                                  Attention:  Kris F. Heinzelman

                 (3)  if to the Company, at its address as follows:

                                  Hedstrom Holdings, Inc.
                                  Cherrington Corporate Center
                                  300 Corporate Center Drive
                                  Suite 100
                                  Coraopolis, PA 15108
                                  Telephone:  (412) 269-9530
                                  Telecopy:  (412) 269-9655
                                  Attention:  David F. Crowley

                 with a copy to:

                                  Hicks, Muse, Tate & Furst Incorporated
                                  1325 Avenue of the Americas, 25th Floor
                                  New York, New York  10019
                                  Telephone:  (212) 424-1400
                                  Telecopy:  (212) 424-1450
                                  Attention:  Alan B. Menkes

                                  Hicks, Muse, Tate & Furst Incorporated
                                  200 Crescent Court, Suite 1600
                                  Dallas, Texas 75201
                                  Telephone:  (214) 740-7300
                                  Telecopy:  (214) 740-7313
                                  Attention:  Lawrence D. Stuart, Jr.

                                  Weil, Gotshal & Manges LLP
                                  100 Crescent Court
                                  Suite 1300
                                  Dallas, TX 75201-6950
                                  Telephone:  (214) 746-7700
                                  Telecopy:  (214) 746-7777
                                  Attention: Glenn D. West

                                  Alan Plotkin, Esq.
                                  18 East 48th Street
                                  New York, NY 10012
                                  Telephone:  (212) 758-2008
                                  Telecopy:  (212) 758-2268


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

         (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

         (d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (i) Shares Held by the Company. Whenever the consent or approval of Holders of a specified percentage of Shares is required hereunder, the Shares held by the Company or its affiliates (other than subsequent Holders if such Holders are deemed to be affiliates solely by reason of their holdings of such Shares) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

                                         Very truly yours,

                                         HEDSTROM HOLDINGS, INC.




                                         By: /s/ ANDREW S. ROSEN
                                            ------------------------------
                                            Name: Andrew S. Rosen
                                            Title:



The foregoing Common Stock Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
SOCIETE GENERALE SECURITIES CORPORATION
UBS SECURITIES LLC

By:  CREDIT SUISSE FIRST BOSTON CORPORATION




         By:/s/ SEAN P. MADDEN
            ---------------------------------
            Name: Sean P. Madden
            Title: